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                                                                       EX 10.31

                    MHC FINANCING LIMITED PARTNERSHIP TWO

                       AGREEMENT OF LIMITED PARTNERSHIP

     THIS AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") has been executed and delivered as of the seventeenth day of December, 1997, by and between MHC-QRS TWO, INC. (the "General Partner"), a Delaware corporation, and MHC OPERATING LIMITED PARTNERSHIP (the "Limited Partner"), an Illinois limited partnership (the General Partner and the Limited Partner being each a "Partner" and collectively the "Partners").

                                   RECITALS

     The General Partner and the Limited Partner are desirous of forming a limited partnership in accordance with the Delaware Revised Uniform Limited Partnership Act and this Agreement, for purposes of owning manufactured housing community properties (each a "Property" and collectively the "Properties"), as identified on Exhibit A hereto.

     THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners agree as follows:

     1. FORMATION OF PARTNERSHIP. The General Partner and the Limited Partner do hereby form a Delaware limited partnership according to all of the terms and provisions of this Agreement and otherwise in accordance with the Act. The General Partner is the sole general partner and the Limited Partner is the sole limited partner of the Partnership. The Partnership name shall be "MHC Financing Limited Partnership Two", but the General Partner may from time to time change the name of the Partnership or may adopt such trade or fictitious names as it may determine. No Partner has any interest in any Partnership property but the interests of all Partners in the Partnership are, for all purposes, personal property.

     2.  DEFINITIONS.

     2.1 As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

     "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor statute.

     "Adjusted Capital Account Deficit" shall mean, at any time, the then balance in the Capital Account of a Partner, after giving effect to the following adjustments:

         (i) credit to such Capital Account any amounts that such Partner is deemed obligated to restore as described in the penultimate sentences of Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5), or any successor provisions; and

         (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).



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     "Agreement" shall mean this Agreement of Limited Partnership, as it may be amended from time to time.

     "Bankruptcy" of a Partner shall mean (a) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other Federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (b) the making by a Partner of any assignment for the benefit of its creditors or the admission by a Partner in writing of its inability to pay its debts as they mature, or (c) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), seeking an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period.

     "Capital Account" shall mean the capital account maintained by the Partnership for each Partner as described in Section 3.4 hereof.

     "Capital Cash Flow" shall have the meaning provided in Section 8.2 hereof.

     "Capital Contribution" shall mean, when used in respect of a Partner, the initial capital contribution of such Partner as set forth in Section 3.1 hereof and any other amounts of money or the fair market value of other property contributed by such Partner to the capital of the Partnership pursuant to the terms of this Agreement, including the Capital Contribution made by any predecessor holder of the Partnership Interest of such Partner.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute.

     "Depreciation" shall mean for any fiscal year or portion thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period for Federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such period, Depreciation shall be an amount that bears the same relationship to such beginning Gross Asset Value as the depreciation, amortization or cost recovery deduction in such period for Federal income tax purposes bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     "General Partner" means MHC-QRS Two, Inc., a Delaware corporation.

     "Gross Asset Value" means, with respect to any Partnership asset, the asset's adjusted basis for federal income tax purposes, except as follows:

           (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner;

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           (ii)  The Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations
      Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

           (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the General Partner; and

           (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of Profits and Losses and Section 7.3(G) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (iv) to the extent the General Partner determines that an adjustment pursuant to paragraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph
      (iv).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

         "Limited Partner" shall mean MHC Operating Limited Partnership, an Delaware limited partnership.

         "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(c).

         "Operating Cash Flow" shall have the meaning provided in Section 8.1 hereof.

         "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(i)(2).


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        "Partner Nonrecourse Deductions" has the meaning set forth in
Regulations Section 1.704-2(i).

        "Partners" shall mean, collectively, the General Partner and the Limited Partner, or any additional or successor partners of the Partnership. Reference to a Partner shall be to any one of the Partners.

        "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, and to the extent not inconsistent with this Agreement, under the Act, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and of the Act.

        "Partnership Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(b) (2) and 1.704-2(d).

        "Percentage Interest" of a Partner in the Partnership shall mean the percentage interest of such Partner as stated in Schedule A hereto, as such percentage interest may be adjusted from time to time in accordance with the provisions of this Agreement.

        "Profits" and "Losses" shall mean for each fiscal year or portion thereof, an amount equal to the Partnership's items of taxable income or loss for such year or period, determined in accordance with section 703(a) of the Code with the following adjustments:

            (i) any income which is exempt from Federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to taxable income or loss;

            (ii)  any expenditures of the Partnership described in Code
      Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures under Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

            (iii) in the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of Gross Asset Value contained in this Section 2, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

            (iv) gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;



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             (vi)  to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code
      Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

             (vii) any items specially allocated pursuant to Section 7.3 or Section 7.4 hereof shall not be considered in determining Profits or Losses.

         "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         3.  CAPITAL.

         3.1 INITIAL CAPITAL.  As its initial Capital Contribution to the
Partnership:

             (a) the General Partner shall contribute as its Capital Contribution to the Partnership an amount equal to its Percentage interest multiplied by the amount from time to time of the Partners' total Capital Contributions; and

             (b) the Limited Partner is contributing all of its right, title and interest in and to the Properties.

         3.2 ADDITIONAL CAPITAL. No Partner shall be assessed or required to contribute additional funds or other property to the Partnership. Any additional funds or other property required by the Partnership, as determined by the General Partner in its sole discretion, may, at the option of the General Partner and without an obligation to do so, be contributed by the General Partner as additional Capital Contributions. The General Partner shall also have the right (but not the obligation) to raise any additional funds required for the Partnership by loaning the money to the Partnership or by causing the Partnership to borrow the money needed from third parties, in either case on such terms and conditions as the General Partner shall deem appropriate in its sole discretion. If the Partnership borrows the additional funds, the General Partner may cause one or more of the Partnership's assets to be encumbered to secure the loan. No Partner shall have the right to contribute additional Capital Contributions to the Partnership without the prior written consent of the General Partner.

         3.3 CAPITAL ACCOUNTS. A separate capital account ("Capital Account") shall be maintained for each Partner.

             A. To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 7.3 or Section 7.4 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.



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         B. To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 7.3 or Section 7.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

         C. In the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership interest.

         D. In determining the amount of any liability for purposes of Sections 3.4(A) and 3.4(B) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

         E. This Section 3.4 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, or the Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Partner pursuant to Section 14 hereof upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

     3.4 INTEREST ON AND RETURN OF CAPITAL.

         A. No Partner shall be entitled to any interest on its Capital Account or on its contributions to the capital of the Partnership.

         B. Except as expressly provided for in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of his Capital Contributions to the Partnership and there shall be no priority of one Partner over the other as to the return of Capital Contributions or withdrawals or distributions of profits. No Partner shall have the right to demand or receive property other than cash in return for the Capital Contributions of such Partner to the Partnership.

     3.5 NEGATIVE CAPITAL ACCOUNTS. No Partner shall be required to pay to the Partnership any deficit balance which may exist in its Capital Account; provided, however, that upon dissolution of the Partnership the General Partner shall be obligated to pay to the Partnership any such deficit balance to the extent of the lesser of (i) such deficit balance and (ii)


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the excess of 1.01% of the total Capital Contributions of the Limited
Partner over all Capital Contributions previously made by the General Partner.

     3.6 LIMIT ON CONTRIBUTIONS AND OBLIGATIONS OF PARTNERS. Neither the Limited Partner nor the General Partner shall be required to make any additional advances or Capital Contributions to or on behalf of the Partnership or to endorse any obligations of the Partnership.

     4. PRINCIPAL OFFICE. The principal office of the Partnership shall be located at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, or at such other place as the General Partner may designate after giving written notice of such designation to the other Partners.

     5.  PURPOSE AND POWERS OF PARTNERSHIP.

         A. The purposes of the Partnership shall be to acquire, own, operate, manage, develop, redevelop, finance, refinance, sell, lease and otherwise deal with the Properties and assets related thereto, and interests therein, whether directly or indirectly, alone or in association with others. The purposes of the Partnership include, but are not limited to:

         (i) acquiring, developing, operating, leasing and managing the Properties and conducting any other lawful business relating thereto;

         (ii) mortgaging, exchanging, selling, encumbering or otherwise disposing of any one or more of the Properties or any interest therein;

         (iii) constructing, reconstructing, altering, modifying and subtracting from or adding to any one or more of the Properties or any part thereof; and

         (iv) in general, the making of any investments or expenditures, the borrowing and lending of money and the taking of any and all other actions which are incidental or related to any of the purposes recited above.

It is agreed that each of the foregoing is an ordinary part of the Partnership's business and affairs. Property may be acquired subject to, or by assuming, the liens, encumbrances, and other title exceptions which affect such property.

         B. The Partnership purposes may be accomplished by taking any action which is not prohibited under the Act and which is related to the acquisition, ownership, development, improvement, operation, management, financing, leasing, exchanging, selling or otherwise encumbering or disposing of all or any portion of the assets of the Partnership, or any interest therein.

     6. TERM. The term of the Partnership shall continue until the Partnership is terminated upon the occurrence of an event described in Section 14.1 below.


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     7.  ALLOCATIONS.

     7.1 PROFITS.  After giving effect to the special allocations set forth in
Section 7.3 and 7.4 hereof, Profits for any fiscal year shall be allocated among the Partners in proportion to their respective Percentage Interests.

     7.2 LOSSES

         A. After giving effect to the special allocations set forth in
Section 7.3 and 7.4 hereof, Losses for any fiscal year shall be allocated among the Partners in proportion to their respective Percentage Interests.

         B. The Losses allocated pursuant to Section 7.2(A) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing the Limited Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. All Losses in excess of the limitations set forth in this Section 7.2(B) shall be allocated to the General Partner.

     7.3 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

         A. MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this
Section 7, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 7.3(A) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

         B. PARTNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this
Section 7, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse
Debt, determined in accordance with Regulations Section 1.704-2(i)(4).   The
items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(i)(2). This Section 7.3(B) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         C. QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5),
or Section 1.704-1(b)(2)(ii)(d)(6), items of


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Partnership income and gain shall be specially allocated to each such
Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 7.3(C) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for this
Section 7 have been tentatively made, as if this Section 7.3(C) were not in the Agreement.

         D. GROSS INCOME ALLOCATION. In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specifically allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.3(D) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after other allocations provided for in this Section 7 have been made as if in Section 7.3(C) hereof and this Section 7.3(D) were not in the Agreement.

         E. NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any fiscal year shall be allocated among the Partners in accordance with their respective Percentage Interests.

         F. PARTNER NONRECOURSE DEDUCTIONS.   Any Partner Nonrecourse Deductions
for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i)(1)

         G. SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be
taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Partners in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or the Partner to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     7.4 CURATIVE ALLOCATIONS. The allocations set forth in Sections 7.2(B), 7.3(A), 7.3(B), 7.3(C), 7.3(D), 7.3(E), 7.3(F) and 7.3(G) hereof (the
"Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Sections 704(b) and 514(c)(9)(E) of the Code. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 7.4. Therefore, notwithstanding any other provision of this Section 7 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner, it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to

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the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 7.1 and 7.2(A), and so that, to the greatest extent possible, such allocations comply with the Regulations under Code Section 514(c)(9)(E). in exercising its discretion under this Section 7.4, the General Partner shall take into account future Regulatory Allocations under Sections 7.3(A) and 7.3(B) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 7.3(E) and 7.3(F).

     7.5 OTHER ALLOCATION RULES.

         A. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined in a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

         B. The Partners are aware of the income tax consequences of the allocations made by this Section 7 and hereby agree to be bound by the provisions of this Section 7 in reporting their shares of Partnership income and loss for tax purposes.

         C. Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are equal to their respective Percentage Interests.

     7.6 TAX ALLOCATIONS: CODE SECTION 704(C).

         A. Income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value in accordance with any permissible manner or manners under Code Section 704(c) and the Regulations thereunder.

         B. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of "Gross Asset Value" contained in Section 2 hereof, subsequent allocations of income gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner or manners permitted under Code Section 704(c) and the Regulation thereunder.

         C. Any elections or other decisions relating to such allocations shall be made by the General Partner in any permissible manner under the Code or the Regulations that the General Partner may elect in its sole discretion. Allocations pursuant to this Section 7.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision in this Agreement.

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     8.  CASH AVAILABLE FOR DISTRIBUTION.

     8.1 OPERATING CASH FLOW. As used in this Agreement, "Operating Cash Flow" shall mean and be defined as all cash receipts of the Partnership from whatever source (but excluding Capital Cash Flow) during the period in question in excess of all items of Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Partnership, including, without limitation, amounts paid by the Partnership as principal on debts and advances, during such period, capital expenditures and any reserves (as determined by the General Partner) established or increased during such period. Operating Cash Flow shall be distributed to or for the benefit of the Partners not less frequently than annually, and shall be distributed to the Partners in accordance with the respective Percentage Interests of the Partners.

     8.2 CAPITAL CASH FLOW. As used in this Agreement, "Capital Cash Flow" shall mean and be defined as collectively (a) gross proceeds realized in connection with the sale of any assets of the Partnership, (b) gross financing or refinancing proceeds, (c) gross condemnation proceeds (excluding condemnation proceeds applied to restoration of remaining property) and (d) gross insurance proceeds (excluding rental insurance proceeds or insurance proceeds applied to restoration of property), less (w) closing costs, (x) the cost to discharge any Partnership financing encumbering or otherwise associated with the asset(s) in question, (y) the establishment of reserves (as determined by the General Partner), and (z) other expenses of the Partnership then due and owing. Subject to Section 14.2 below, if applicable, Capital Cash Flow shall be distributed to or for the benefit of the Partners not less frequently than annually and shall be distributed to the Partners in accordance with the respective Percentage Interests of the Partners.

     8.3 CONSENT TO DISTRIBUTIONS. Each of the Partners hereby consents to the distributions provided for in this Agreement.

     9.  MANAGEMENT OF PARTNERSHIP.

     9.1 GENERAL PARTNER. The General Partner shall be the sole manager of the Partnership business, and shall have the right and power to make all decisions and take any and every action with respect to the property, the business and affairs of the Partnership and shall have all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Partnership. All such decisions or actions made or taken by the General Partner hereunder shall be binding upon all of the Partners and the Partnership. The powers of the General Partner to manage the Partnership business shall include, without limitation, the power and authority to:

         (i) operate any business normal, or customary for the owner of or investor in manufactured housing community property;

         (ii) perform any and all acts necessary or appropriate to the operation of the Partnership assets, including, but not limited to, applications for rezoning, objections to rezoning of other property and the establishment of bank accounts in the name of the Partnership;

         (iii) procure and maintain with responsible companies such insurance as may be available in such amounts and covering such risks as are deemed appropriate by the General Partner;

         (iv) take and hold all real, personal and mixed property of the Partnership in the name of the Partnership;

         (v) execute and deliver leases on behalf of and in the name of the Partnership;

         (vi) borrow money, finance and refinance the assets of the Partnership or any part thereof or interest therein;

         (vii) coordinate all accounting and clerical functions of the Partnership and employ such accountants, lawyers, property managers, leasing agents and other management or service personnel as may from time to time be required to carry on the business of the Partnership; and

         (viii) acquire, encumber, sell, lend, lease or otherwise dispose of any or all of the assets of the Partnership, or any part thereof or interest therein.

     9.2 LIMITATIONS ON POWERS AND AUTHORITIES OF PARTNERS. Notwithstanding the powers of the General Partner set forth in Section 8.1 above, no Partner shall have the right or power to do any of the following:

         (a) do any act in contravention of this Agreement, or any amendment hereto;

         (b) do any act which would make it impossible to carry on the ordinary business of the Partnership, except to the extent that such act is specifically permitted by the terms hereof (it being understood and agreed that a sale of any or all of the assets of the Partnership, for example, would be an ordinary part of the Partnership's business and affairs); or

         (c) confess a judgment against the Partnership.

     9.3 LIMITED PARTNER. The Limited Partner shall not have any right or authority to act for or to bind the Partnership and the Limited Partner shall not participate in the conduct or control of the Partnership's affairs or business.

     9.4 LIABILITY OF GENERAL PARTNER. The General Partner shall not be liable or accountable, in damages or otherwise, to the Partnership or to any other Partner for any error of judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing hereafter in connection with the business and affairs of the Partnership except (i) in the case of fraud, willful misconduct (such as an intentional breach of fiduciary duty or an intentional breach of this Agreement) or gross negligence, and (ii) for other breaches of this Agreement, but, subject, to Section 3.5 hereof, the liability of the General Partner under this clause (ii) shall be limited to its interest in the Partnership as more particularly provided for in

Section 9.8 below. The General Partner shall not have any personal liability for the return of the Limited Partner's capital.

     9.5 INDEMNITY. The Partnership shall indemnify and shall hold the General Partner (and the officers and directors thereof) harmless from any loss or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Partnership or in connection with its business or affairs; provided, however, that (i) the Partnership shall not be required to indemnify the General Partner (or any officer or director thereof) for any loss or damage which it might incur as a result of its fraud, willful misconduct or gross negligence in the performance of its duties hereunder and (ii) this indemnification shall not relieve the General Partner of its proportionate part of the obligations of the Partnership as a Partner. In addition, the General Partner shall be entitled to reimbursement by the Partnership for any amounts paid by it in satisfaction of indemnification obligations owed by the General Partner to present or former directors of the General Partner to present or former directors of the General Partner or its predecessors, as provided for in or pursuant to the Articles of Incorporation and By-Laws of the General Partner. The right of indemnification set forth in this Section 9.5 shall be in addition to any rights to which the person or entity seeking indemnification may otherwise be entitled and shall inure to the benefit of the successors and assigns of any such person or entity. No Partner shall be personally liable with respect to any claim for indemnification pursuant to this Section 9.5, but such claim shall be satisfied solely out of assets of the Partnership.

     9.6 OTHER ACTIVITIES OF PARTNERS AND AGREEMENTS WITH RELATED PARTIES. The General Partner shall devote its full-time efforts in furtherance of the Partnership business, it being expressly understood that the General Partner shall conduct all of its activities with respect to the manufactured housing community property business exclusively through the Partnership and shall not conduct or engage in any way in any other business. Except as may otherwise be agreed to in writing, the Limited Partner, and its affiliates, shall be free to engage in, to conduct or to participate in any business or activity whatsoever, including, without limitation, the acquisition, development, management and exploitation of real and personal property (other than property of the Partnership), without any accountability, Iiability or obligation whatsoever to the Partnership or to the General Partner, even if such business or activity competes with or is enhanced by the business of the Partnership. The General Partner, in the exercise of its power and authority under this Agreement, may contract and otherwise deal with or otherwise obligate the Partnership to entities in which the General Partner, or any one or more of the officers, directors or shareholders of the General Partner may have an ownership other financial interest, whether direct or indirect.

     9.7 OTHER MATTERS CONCERNING THE GENERAL PARTNER.

         A. The General Partner shall be protected in relying, acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         B. The General Partner may exercise any of the powers granted or perform any of the duties imposed by this Agreement either directly or through agents. The General Partner may consult with counsel, accountants, appraisers, management consultants, investment banks and other consultants selected by it, each of whom may serve as consultants for the Partnership. An opinion by any consultant, on a matter which the General Partner believes to be within its professional or expert competence shall be full and complete protection as to any action taken or omitted by the General Partner based on the opinion and taken or omitted in good faith. The General Partner shall not be responsible for the misconduct, negligence, acts or omissions of any consultant or contractor of the Partnership or to the General Partner, and shall assume no obligations other than to use due care in the selection of all consultants and contractors.

         C. No mortgagee, grantee, creditor or any other person dealing with the Partnership shall be required to investigate the authority of the General Partner or secure the approval of or confirmation by the Limited Partner of any act of the General Partner in connection with the conduct of the Partnership business.

         D. The General Partner may retain such persons or entities as it shall determine (including the General Partner or any entity in which the General Partner shall have an interest or with which it is affiliated) to provide services to or on behalf of the Partnership. The General Partner shall be entitled to reimbursement from the Partnership for its out-of-pocket expenses (including, without limitation, amounts paid or payable by the General Partner or any entity in which the General Partner shall have an interest or with which it is affiliated) incurred in connection with Partnership business. Such expenses shall be deemed to include those expenses required in connection with the administration of the Partnership such as the maintenance of Partnership books and records, management of the Partnership property and assets and preparation of information respecting the Partnership needed by the Partners in the preparation of their individual tax returns.

     9.8 PARTNER EXCULPATION. Subject to Section 3.5 hereof except for fraud, willful misconduct and gross negligence, no Partner shall have any personal liability whatever, whether to the Partnership or to the other Partner, for the debts or liabilities of the Partnership or its obligations hereunder, and the full recourse of the other Partner shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or shareholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct and gross negligence, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of each Partner solely as officers of the same and not in their own individual capacities. No advisor, trustee, director, officer, partner, employee, beneficiary, shareholder, participant or agent of any Partner (or of any partner of a Partner) shall be personally liable in any matter or to any extent under or in connection with this Agreement, and the Partnership, each Partner, and their respective successors and assigns shall look solely to the interest of the other Partner in the Partnership for the payment of any claim or for any performance hereunder.

     9.9 GENERAL PARTNER EXPENSES AND LIABILITIES. All costs and expenses incurred by the General Partner in connection with its activities as the General Partner hereunder, all costs and expenses incurred by the General Partner in connection with its continued corporate existence, qualification as a "qualified REIT subsidiary" under the Code and otherwise, and all other liabilities incurred or suffered by the General Partner in connection with the pursuit of its business and affairs as contemplated hereunder and in connection herewith, shall be paid (or reimbursed to the General Partner, if paid by the General Partner) by the Partnership.

     10. BANKING. The funds of the Partnership shall be kept in accounts designated by the General Partner and all withdrawals therefrom shall be made on such signature or signatures as shall be designated by the General Partner.

     11.  ACCOUNTING.

     11.1 FISCAL YEAR. The fiscal year of the Partnership shall end on the last day of December of each year, unless another fiscal year end is selected by the General Partner.

     11.2 BOOKS OF ACCOUNT. The Partnership books of account shall be maintained at the principal office designated in Section 4 above or at such other locations and by such person or persons as may be designated by the General Partner. The Partnership shall pay the expense of maintaining its books of account. Each Partner shall have, during reasonable business hours and upon reasonable prior notice, access to the books of the Partnership and in addition, at its expense, shall have the right to copy such books. The General Partner, at the expense of the Partnership, shall cause to be prepared and distributed to the Partners annual financial data sufficient to reflect the status and operations of the Partnership and its assets and to enable each Partner to file its federal income tax return.

     11.3 METHOD OF ACCOUNTING. The Partnership books of account shall be maintained and kept, and its income, gains, losses and deductions shall be accounted for, in accordance with sound principles of accounting consistently applied, or such other method of accounting as may be adopted hereafter by the General Partner. All elections and options available to the Partnership for Federal or state income tax purposes shall be taken or rejected by the Partnership in the sole discretion of the General Partner.

     11.4 SECTION 754 ELECTION. In case of a distribution of property made in the manner provided in Section 734 of the Code (or any similar provision enacted in lieu thereof), or in the case of a transfer of any interest in the Partnership permitted by this Agreement made in the manner provided in Section 743 of the Code (or any similar, provision enacted in lieu thereof), the General Partner, on behalf of the Partnership, may, in its sole discretion, file an election under Section 754 of the Code (or any similar provision enacted in lieu thereof) in accordance with the procedures set forth in the applicable Treasury regulations.

     11.5 TAX MATTERS PARTNER. The General Partner is hereby designated the Tax Matters Partner (hereinafter referred to as the "TMP") of the Partnership and shall have all the rights and obligations of the TMP under the Code.

     11.6 ADMINISTRATIVE ADJUSTMENTS. If the TMP receives notice of a Final Partnership Administrative Adjustment (the "FPAA") or if a request for an administrative adjustment made by the TMP is not allowed by the United States Internal Revenue Service (the "IRS") and the IRS does not notify the TMP of the beginning of an administrative proceeding with respect to the Partnership's taxable year to which such request relates (or if the IRS so notifies the TMP but fails to mail a timely notice of an FPAA), the TMP may, but shall not be obligated to, petition a Court for readjustment of partnership items. In the case of notice of an FPAA, if the TMP determines that, the United States District Court or Claims Court is the most appropriate forum for such a petition, the TMP shall notify each person who was a Partner at any time during the Partnership's taxable year to which the IRS notice relates of the approximate amount by which its tax liability would be increased (based on such assumptions as the TMP may in good faith make) if the treatment of partnership items on his return was made consistent with the treatment of partnership items on the Partnership's return, as adjusted by the FPAA. Unless each such person deposits with the TMP, for deposit with IRS, the approximate amount of his increased tax liability, together with a written agreement to make additional deposits if required to satisfy the jurisdictional requirements of the Court, within thirty days after the TMP's notice to such person, the TMP shall not file a petition in such Court. Instead, the TMP may, but shall not be obligated to, file a petition in the United States Tax Court.

     12. TRANSFERS OF PARTNERSHIP INTERESTS. In no event may any Partner assign, sell, transfer, pledge, hypothecate or otherwise dispose of all or any portion of its Partnership Interest, except by operation of law. Any purported assignment, sale, transfer, pledge, hypothecation or other disposition shall be void ab initio.

     13. DEATH, LEGAL INCOMPETENCY, ETC. OF A LIMITED PARTNER. The death, legal incompetency, insolvency, dissolution or Bankruptcy of a Limited Partner shall not dissolve or terminate the Partnership.

     14.  TERMINATION, LIQUIDATION AND DISSOLUTION OF PARTNERSHIP.

     14.1 TERMINATION EVENTS. The Partnership shall be dissolved and its affairs wound up in the manner hereinafter provided upon the earliest to occur of the following events:

          (a) December 31, 2080; or

          (b) the agreement of all Partners that the Partnership should be dissolved.

     14.2 METHOD OF LIQUIDATION. Upon the happening of any of the events specified in Section 14.1 above, the General Partner (or if there be no General Partner, a liquidating trustee selected by the Limited Partner) shall immediately commence to wind up the Partnership's affairs and shall liquidate the assets of the Partnership as promptly as possible, unless the General Partner, or the liquidating trustee, shall determine that an immediate sale of Partnership assets would cause undue loss to the Partnership), in which event the liquidation may be deferred for a reasonable time. The Partners shall continue to share Operating Cash Flow, Capital Cash Flow, Profits and Losses during the period of liquidation in the same proportions as before dissolution. The proceeds from liquidation of the Partnership, shall be applied in the order of priority as follows:

          (a) Debts of the Partnership, including repayment of principal and interest on loans and advances made by the General Partner pursuant to
     Section 3.2 above; then

          (b) To the establishment of any reserves deemed necessary or appropriate by the General Partner, or by the person(s) winding up the affairs of the Partnership in the event there is no remaining General Partner of the Partnership, for any contingent or unforeseen Iiabilities or obligations of the Partnership. Such reserves established hereunder shall be held for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partner, or such person(s) deems advisable, the balance of such reserves shall be distributed in the manner provided hereinafter in this Section 14.2 as though such reserves had been distributed contemporaneously with the other funds distributed hereunder;

          (c) Then, to the Partners in accordance with their respective Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

     14.3 DATE OF TERMINATION. The Partnership shall be terminated when all notes received in connection with such disposition have been paid and all of the cash or property available for application and distribution under Section
14.2 above (including reserves) shall have been applied and distributed in accordance therewith.

     15.  MISCELLANEOUS.

     15.1 NOTICES. Any notice, election or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or by telecopy or other facsimile transmission, the first business day after sent by overnight courier (such as Federal Express), or on the second business day after deposit in the United States Mail, certified or registered, return receipt requested, postage prepaid, properly addressed to the Partner to whom such notice is intended to be given at the address for the Partner set forth on the signature pages of this Agreement, or at such other address as such person may have previously furnished in writing to the Partnership and each Partner with copies to:

          Manufacturted Home Communities, Inc.
          Two North Riverside Plaza
          Suite 800
          Chicago, Illinois 60606

          Attention:  General Counsel

     15.2 MODIFICATIONS. No change or modification of this Agreement shall be valid or binding upon the Partners, nor shall any waiver of any term or condition in the future, unless such change or modification or waiver shall be in writing and signed by all of the Partners, except as provided to the contrary in this Agreement.

     15.3 SUCCESSORS AND ASSIGNS. Any person acquiring or claiming an interest in the Partnership, in any manner whatsoever, shall be subject to and bound by all of the terms, conditions and obligations of this Agreement to which his predecessor-in-interest was subject or bound, without regard to whether such a person has executed a counterpart hereof or any other document contemplated hereby. No person, including the legal representative, heir or legatee of a deceased Partner, shall have any rights or obligations greater than those set forth in this Agreement, and no person shall acquire an interest in the Partnership or become a Partner thereof except as expressly permitted by and pursuant to the terms of this Agreement. Subject to the foregoing, and the provisions of Section 12 above, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, assigns, heirs, legal representatives, executors and administrators.

     15.4 DUPLICATE ORIGINALS. For the convenience of the Partners, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, and all of which taken together shall constitute one agreement.

     15.5 CONSTRUCTION. The titles of the Sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

     15.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware. Except to the extent the Act is inconsistent with the provisions of this Agreement, the provisions of such Act shall apply to the Partnership.

     15.7 OTHER INSTRUMENTS. The parties hereto covenant and agree that they will execute such other and further instruments and documents as, in the opinion of the General Partner, are or may become necessary or desirable to effectuate and carry out the Partnership as provided for by this Agreement.

     15.8 LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     15.9 GENDER. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

     15.10 PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes any prior understandings or written or oral agreements amongst the Partners, or any of them, respecting the within subject matter and contains the entire understanding amongst the Partners with respect thereto.

     15.11 NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are for the exclusive use and benefit of the General Partner and the Limited Partner and shall not inure to the benefit of any other person or entity.

     15.12 WAIVER. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Partner of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act on the part of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

     15.13 TIME OF ESSENCE. Time is hereby expressly made of the essence with respect to the performance by the parties of their respective obligations under this Agreement.

     15.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which when taken together, shall constitute but one original.

     IN WITNESS WHEREOF, this Agreement has been executed and sworn to as of the day and year first above written by the General Partner and the Limited Partner.

PERCENTAGE INTEREST           GENERAL PARTNER
-------------------           ---------------

        1%                    MHC-QRS TWO, INC., a Delaware corporation

                              By: /s/ Ellen Kellcher
                                 -----------------------------------------
                              Title: Exec. VP/Genl. Counsel

                              LIMITED PARTNER
                              ---------------

        99% MHC OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership, by its sole general partner:

                              Manufactured Home Communities, Inc., a
                              Maryland corporation

                              By: /s/ Ellen Kellcher
                                 -----------------------------------------
                              Title: Exec. VP/Genl. Counsel

                                  EXHIBIT A



Property                                 State
--------                                 -----
Em Ja Ha                                 Arizona
Fairview Manor                           Arizona
Mesa Regal                               Arizona
Colony Park                              California
Laguna Lake (undivided 9.4% interest)    California
Laguna Lake (undivided 44.15% interest)  California
Rancho Mesa                              California
Bear Creek Village                       Colorado
Carriage Cove                            Florida
Country Meadows                          Florida
Hillcrest                                Florida
Holiday Ranch                            Florida
Indian Oaks                              Florida
Pickwick Village                         Florida
Sherwood Forest                          Florida
Southern Palms                           Florida
The Landings                             Florida
Windmill Manor                           Florida
Five Seasons                             Iowa
Creekside                                Michigan
Boulder Cascade                          Nevada
Brook Gardens                            New York